Exhibit 10.6

VERTEX PHARMACEUTICALS INCORPORATED
AMENDED AND RESTATED 2006 STOCK AND OPTION PLAN

Form of Restricted Stock Award

This Agreement sets forth the terms and conditions of a Stock Grant granted pursuant to the provisions of the Amended and Restated 2006 Stock and Option Plan (as it may be amended or restated, the “Plan”) of Vertex Pharmaceuticals Incorporated (the “Company”) to the Participant whose name appears below, for the number of Shares of Common Stock of the Company set forth below, pursuant to the provisions of the Plan and on the following express terms and conditions. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Plan.

1.    Name and address of Participant to whom the Shares are granted:

[INSERT NAME/ADDRESS]

2.    Number of Shares of Common Stock in Stock Grant (the “Shares”):

[_____]

3.    Purchase price of Shares:

[_____]

4.    Date of grant of the Shares:

[_____]

5.    Vesting and Company’s Repurchase Rights.

5.1    Vesting Schedule. [INSERT VESTING SCHEDULE]. Upon any Termination of Service of the Participant, vesting of the Shares shall immediately cease, and the Company shall have a right to repurchase any unvested Shares from the Participant at a price per Share equal to the purchase price per Share set forth in Section 3 of this Agreement.

5.2    Death of the Participant. [INSERT ACCELERATION SCHEDULE], and the Company shall have a right to repurchase any remaining unvested Shares from the Participant at a price per Share equal to the purchase price per Share set forth in Section 3 of this Agreement.

5.3    Termination for Cause.

(a)    If the Participant is notified that the Company is investigating or evaluating whether the Company will terminate Participant’s employment or other service to the Company for Cause, the Company may, at its election, suspend the vesting of any unvested Shares by written notice to the Participant (and if the Participant’s employment or other service to the Company is thereafter terminated for Cause, the Company may, at its election, repurchase any remaining unvested Shares from the Participant at a price per Share equal to the purchase price per Share set forth in Section 3 of this Agreement). If after such notification it is determined or otherwise agreed that Participant’s service to the

Company will not be terminated for Cause, vesting of the Shares shall resume pursuant to the original schedule and any Shares that would have vested during such suspension immediately shall vest.

(b)    “Cause” shall mean (i) the Participant’s dishonesty or fraud, or (ii) the willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, any material breach by the Participant of any provision of any Company policy or any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), in each case as determined in good faith by the Company, which determination shall be conclusive; provided, however, that if there is a conflict between this definition of Cause and either (1) the definition of “Cause” contained in any employment agreement between the Company and the Participant or (2) the definition of “Cause” contained in any change-of-control agreement between the Company and the Participant, then such other definition shall be controlling for purposes of this Agreement.

5.4    Repurchase Rights. The Company’s rights to repurchase the Shares pursuant to Sections 5.1, 5.2 or 5.3 of this Agreement shall be valid for a period of one year beginning on the date of the Termination of Service or death of the Participant. Notwithstanding any other provision hereof, if the Company is prohibited during such one-year period from exercising its lapsing repurchase right by applicable law, then the time period during which such repurchase right may be exercised shall be extended until the later of (a) the end of such one-year period or (b) 30 days after the Company is first not so prohibited.

6.    Agreement with respect to Tax Payments, Withholding and Sale of a Portion of Shares. The Participant acknowledges and agrees that any income or other taxes due from the Participant with respect to the Shares issued pursuant to this Agreement, including on account of the vesting of the Shares, shall be the Participant’s responsibility. [In connection with the foregoing, the Participant agrees that the Company shall authorize a registered broker (the “Broker”) to sell, on the next trading day after the lapse of the Company’s lapsing repurchase right, that number of Shares as the Company instructs the Broker to sell solely to satisfy the Company’s tax withholding obligations, after deduction of the Broker’s commission, and the Broker shall remit to the Company the cash necessary in order for the Company to satisfy its withholding obligation, provided, however, that the Company shall not authorize any such sale if the Participant shall have issued a binding instruction (the “Instruction”) to the Company, in form satisfactory to the Company, which instruction may be delivered at any time prior to the 30th day after the date of grant of the Shares, that provides that the Company shall not instruct the Broker to sell such Shares. Any such Instruction shall include an undertaking by the Participant to pay the Company the amount of any tax withholding in accordance with the Company’s policies then in effect. The Participant agrees to pay to the Company as soon as practicable, including through payroll, the amount of any tax withholding, that is for whatever reason, not satisfied by such Broker’s sale. The Participant acknowledges that this Section 6 is intended to comply with Section 10b5-1(c)(1)(i)(B) under the Securities Exchange Act of 1934, as amended, and that the delivery of the Shares shall be made by the Company after satisfaction of the tax withholding payments as set forth in Section 8 of this Agreement. The Participant agrees to hold the Company and the Broker harmless from all costs, damages or expenses relating to any such sale, and acknowledges that the Company and the Broker are under no obligation to arrange for such sale at any particular price. The Participant further acknowledges that the grant of Shares made hereunder is subject to Participant’s acceptance of the terms of this Section 6, and other terms and provisions of this Agreement.](1)

7.    Restrictions on Transfer. Except as provided in Section 10 of the Plan, the Shares may not be sold, transferred, assigned, hypothecated, pledged, encumbered or otherwise disposed of, whether voluntarily or by operation of law, at any time before they become vested Shares pursuant to Section 5 of this Agreement. Any such purported transfer shall be null and void, and shall not be recognized by the Company or recorded on its books.

8.    Escrow. All Shares that have not vested pursuant to Section 5, together with any securities distributed in respect thereof, such as through a stock split or other recapitalization, shall be held by the Company in escrow until such Shares shall have vested and the deposit required for tax withholding has been made pursuant to Section 6 of this Agreement. The Company promptly shall release vested Shares from escrow upon satisfaction of the foregoing conditions.

9.    Plan. The Participant hereby acknowledges receipt of a copy of the Plan as presently in effect and the Prospectus with respect thereto. All of the terms and provisions of the Plan are incorporated herein by reference, and this Restricted Stock Award is subject to those terms and provisions in all respects.

VERTEX PHARMACEUTICALS INCORPORATED

By:

----------------

(1)
For Section 16 Officers, replace bracketed language with the following: “By accepting this Agreement, the Participant agrees and acknowledges that (i) the Company promptly will withhold from the Participant's pay the amount of taxes the Company is required to withhold upon any vesting of Shares pursuant to this Agreement, and (ii) the Participant shall make immediate payment to the Company in the amount of any tax required to be withheld by the Company in excess of the Participant's pay available for such withholding.”

3